                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(A)
                     of the Securities Exchange Act of 1934

Filed by the Registrants                                __X__
Filed by a Party other than the Registrant              _____

Check the appropriate box:

_____  Preliminary Proxy Statement

_____  Confidential, for use of the Commission Only (as permitted by
          Rule 14a-6(e)(2)

_____  Definitive Proxy Statement

__X___ Definitive Additional materials

_____  Soliciting Material Pursuant to ss.240.14a-l l(c) or ss.240.14a-12

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                    American Century Government Income Trust
                        American Century Investment Trust
            American Century California Tax-Free and Municipal Funds
                    American Century Target Maturities Trust
                        American Century Municipal Trust

                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

__X__  No fee required.

_____  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

_____  Fee paid previously with preliminary materials.

American Century
C Class Shares Proxy

Hello, my name is ________________. I am contacting you on behalf of American
Century Investments regarding the proxy materials you received in early
September.

I am calling to let you know that there will be a special shareholder meeting next Friday, October 17th, 2003, for shareholders to consider and vote on an important issue regarding your American Century Fund's C Class shares.

As always, your vote is important and your immediate response is appreciated.

To vote, please call 1-866-362-0612